As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGENXBIO Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1851754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland 20850
(Address of Principal Executive Offices and Zip Code)

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full title of the plans)

Vittal K. Vasista

Chief Financial Officer

REGENXBIO Inc.

9804 Medical Center Drive

Rockville, Maryland 20850

(Name and address of agent for service)

(240) 552-8181

(Telephone number, including area code, of agent for service)

Copies to:

Kerry Shannon Burke	Patrick J. Christmas
Matthew C. Franker	Chief Legal Officer
Covington & Burling LLP	REGENXBIO Inc.
One CityCenter	9804 Medical Center Drive
850 Tenth Street, N.W.	Rockville, Maryland 20850
Washington, D.C. 20001	(240) 552-8181
(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by REGENXBIO Inc. (the “Company”) for the purpose of registering additional shares of its common stock, par value $0.0001 per share (the “Common Stock”), under the Company’s 2015 Equity Incentive Plan (the “Incentive Plan”) and the Company’s 2015 Employee Stock Purchase Plan (the “ESPP”).

The number of shares of Common Stock available for issuance under the Incentive Plan is subject to an automatic annual increase as of the first business day of the Company’s fiscal year equal to the lower of (a) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the prior year or (b) a number of shares of Common Stock determined by the Company’s Board of Directors (the “Incentive Plan Provision”). Accordingly, the number of shares of Common Stock available for issuance under the Incentive Plan was increased by 1,713,246 shares effective January 3, 2022. This Registration Statement registers the 1,713,246 additional shares of Common Stock available for issuance under the Incentive Plan as a result of the Incentive Plan Provision.

The number of shares of Common Stock available for issuance under the ESPP is subject to an automatic annual increase as of the first business day of the Company’s fiscal year equal to the lower of (a) 1.0% of the total number of shares of Common Stock outstanding on the last business day of the prior fiscal year or (b) a number of shares of Common Stock determined by the Company’s Board of Directors (the “ESPP Provision”). Accordingly, the number of shares of Common Stock available for issuance under the ESPP was increased by 428,311 shares effective January 3, 2022. This Registration Statement registers the 428,311 additional shares of Common Stock available for issuance under the ESPP as a result of the ESPP Provision.

Of the 12,452,300 shares of Common Stock currently authorized by the Incentive Plan, in addition to the shares being registered hereby, (a) 2,952,100 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on September 17, 2015 (Commission File No. 333-206984), (b) 1,052,538 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 3, 2016 (Commission File No. 333-209899), (c) 1,059,065 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 7, 2017 (Commission File No. 333-216508), (d) 1,251,810 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 6, 2018 (Commission File No. 333-223466), (e) 1,444,808 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on February 27, 2019 (Commission File No. 333-229910), (f) 1,479,696 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on February 26, 2020 (Commission File No. 333-236664) and (g) 1,499,037 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 1, 2021 (Commission File No. 333-253725) (collectively, the “Original Incentive Plan Registration Statements”).

Of the 1,426,994 shares of Common Stock currently authorized by the ESPP, in addition to the shares being registered hereby, (a) 254,000 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on September 17, 2015 (Commission File No. 333-206984), (b) 369,924 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on February 26, 2020 (Commission File No. 333-236664) and (c) 374,759 shares of Common Stock were registered pursuant to the Company’s Registration Statement on Form S-8 filed on March 1, 2021 (Commission File No. 333-253725) (the “Original ESPP Registration Statements” and, together with the Original Incentive Plan Registration Statements, the “Original Registration Statements”).

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein by reference are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

PART II

Information Required in the Registration Statement

Item 3.Incorporation of Documents by Reference.

The following documents (File No. 001-37553) previously filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022 (the “2021 Annual Report”);
•	the Company’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 19, 2021;
•

all other reports filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s 2021 Annual Report; and

•

the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K (or any portion thereof so furnished) prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.Exhibits.

Exhibit No.	Description
4.1*	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 7, 2021).
4.2*	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2015).
4.3*

Specimen stock certificate evidencing the shares of Common Stock (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on August 17, 2015).

4.4*	2015 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 15, 2015).
4.5*

Form of Restricted Stock Unit Award Agreement for the 2015 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021).

4.6*

Form of Stock Option Award Agreement for the 2015 Equity Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021).

4.7*	2015 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 8, 2015).
5.1	Opinion and Consent of Covington & Burling LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Covington & Burling LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
107	Filing Fee Table.

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 1st day of March, 2022.

REGENXBIO INC.

By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth T. Mills and Patrick J. Christmas, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth T. Mills Kenneth T. Mills	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022
/s/ Vittal Vasista Vittal Vasista	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2022
/s/ Allan M. Fox Allan M. Fox	Chairman of the Board of Directors	March 1, 2022
/s/ Daniel J. Abdun-Nabi Daniel J. Abdun-Nabi	Director	March 1, 2022
/s/ Jean Bennett Jean Bennett	Director	March 1, 2022
/s/ Alexandra Glucksmann Alexandra Glucksmann	Director	March 1, 2022
/s/ A.N. “Jerry” Karabelas A.N. “Jerry” Karabelas	Director	March 1, 2022
/s/ George Migausky George Migausky	Director	March 1, 2022
/s/ David C. Stump David C. Stump	Director	March 1, 2022
/s/ Daniel Tassé Daniel Tassé	Director	March 1, 2022